EXHIBIT 10.19

Agency Agreement

Made on 15 April 2003, between the parties concerned, on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1. The Parties Concerned

Party A: Asconi Corporation, a Nevada corporation

Address: 160 International Parkway, Suite 280, Healthrow, FL 32746, USA

Represented by Jitaru, Constantin, President & CEO

Tel.: +1 (407) 833 8000

Fax: +1 (407) 833 8002

Party B: Turcan, Iurie

Address: Str. Puskin nr. 53, 2005 Chisinau, Republic of Moldova

Tel./Fax: +373 (22) 21 07 79

2. Appointment

Party A hereby appoints Party B as its Agent to solicit orders for the commodity stipulated in Article 3 from customers in the territory stipulated in Article 4, and Party B accepts and assumes such appointment.

3. Commodity

Alcoholic beverages, including wine (bottled), sparkling wine, vodka, brandy (bottled), liquor

4. Territory

In Poland only

5. Minimum turnover

Party B shall undertake to solicit orders for the above commodity from customers in the above territory during the effective period of this agreement to reach the quantity of not less than 1,000,000 bottles annually.

6. Price and Payment

Unless otherwise agreed by the parties, the price for each individual transaction shall be fixed through negotiations between Party B and the buyer, and subject to Party A’s final confirmation.

Unless otherwise agreed by the parties, payment shall be made by confirmed, irrevocable L/C opened by the buyer in favor of Party A, which shall reach Party A 15 days before the date of shipment.

7. Market Report

In order to keep Party A well informed of the prevailing market conditions, Party B should undertake to supply Party A, at least once a quarter or at any time when necessary, with market reports concerning changes of the local regulations in connection with the import and sales of the commodity covered by this agreement, local market tendency and the buyer’s comments on quality, packing, price, etc. of the goods supplied by Party A under this agreement. Party B shall also supply Party A with quotations and advertising materials on similar products of other suppliers.

8. Advertising and Expenses

The parties shall bear the expenses for advertising and publicity in connection with the commodity in question in Poland within the validity of this agreement in equal quotas.

9. Commission

Party A shall pay Party B a commission equal to 100,000 shares of common stock in Asconi Corporation, a Nevada corporation, payable within six months from the date of signing of this agreement.

10. Party A represents and warrants to Party B that Party A is, and will be at the time of the transfer of the above stock to Party B, the sole legal and beneficial owner of this stock and that this stock is fully paid up and is free of any pledge, lien or other encumbrance.

11. Industrial Property Rights

Party B may use the trademarks owned by Party A for the sale of the commodity covered herein in Poland within the validity of this agreement, and shall acknowledge that all patents trademarks, copy rights or any other industrial property rights used or embodied in these commodity shall remain to be the sole properties of Party A. Should any infringement be found, Party B shall promptly notify and assist Party A to take steps to protect the latter’s rights.

12. Validity of Agreement

This agreement, when duly signed by the both parties concerned, shall remain in force for five years from 15 April 2003 to 14 April 2008.

13. Termination

During the validity of this agreement, if either of the two parties is found to have materially violated the stipulations herein, the other party has the right to terminate this agreement.

14. Force Majeure

Either party shall not be held responsible for failure or delay to perform all or any part of this agreement due to flood, fire, earthquake, draught, war or any other events, which could not be predicted, controlled, avoided or overcome by the relative party. However, the party affected by the event of Force Majeure shall inform the other party of its occurrence in writing as soon as possible and thereafter send a certificate of the event issued by the relevant authorities to the other party within 15 days after its occurrence.

Party A:	by	/s/ Constantin Jitaru

Party B:	by	/s/ Iurie Turcan

Party A:

By:	/s/ Constantin Jitaru

Constantin Jitaru

Party B:

By:	/s/ Iurie Turcan

Iurie Turcan